UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Conexus Cattle Corp.
(Name of Registrant as Specified in Its Charter)

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CONEXUS CATTLE CORP.

To the Stockholders of Conexus Cattle Corp.:

This Information Statement is furnished by the Board of Directors of Conexus Cattle Corp., a Nevada corporation (the “Company”), to holders of record of the Company’s common stock, par value $0.001 per share (“Common Stock”), series B 8% convertible preferred stock, par value $0.001 per share (“Series B Preferred Stock”), and series C 8% convertible preferred stock, par value $0.001 per share (“Series C Preferred Stock”), which constitute all of the Company’s outstanding voting stock, at the close of business on December 11, 2014, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to inform the Company’s stockholders that the Board of Directors recommended on December 11, 2014, and holders of a majority of the outstanding voting stock of the Company acted by written consent thereafter, to approve a grant of discretionary authority to the Board of Directors of the Company to implement a reverse stock split of the outstanding shares of Common Stock on the basis of one post-reverse split share for up to every one thousand (1,000) pre-reverse split shares (for example, if you own 1,000 shares now, you will own 1 share after the reverse stock split) to occur as soon as practicable, but in no event later than 90 days after the date of this Information Statement, with the exact time of the reverse stock split and the exchange ratio of the reverse split to be determined by the Board of Directors of the Company. A proposed up to 1-for-1,000 reverse stock split of the outstanding shares of Common Stock would reduce the outstanding shares of Common Stock from 2,387,368,551 shares to 2,387,369 shares, and the shares of Common Stock issuable upon conversion of the outstanding Series B Preferred Stock from 29,484,001,611shares to 29,484,002 shares and Series C Preferred Stock (subject to a 9.99% beneficial ownership limitation applicable to each holder) from 9,539,924,730 shares to 9,539,925 shares.

With the reverse stock split, the Company believes its share price will increase to a level that satisfies the OTCQB marketplace’s minimum stock price level and enhances (rather than detracts from) the Company’s perception, potential investor interest and commercial credibility.

As of the record date, 2,387,368,551 shares of Common Stock, 13,000 shares of Series B Preferred Stock and 7,000 shares of Series C Preferred Stock were issued and outstanding. Each share of Common Stock outstanding entitles the holder to one vote on all matters brought before the stockholders. Each share of Series B Preferred Stock outstanding entitles the holder to 60,255.214 votes, provided that, prior to April 7, 2017, if the Series B conversion ratio converts into a number of shares of Common Stock totaling less than 61.75% of the then outstanding shares of Common Stock, then the Series B conversion ratio will be adjusted such that the Series B Preferred Stock will be convertible into 61.75% of the then outstanding shares of Common Stock and carry that percentage vote on all matters brought before the stockholders. Each share of Series C Preferred Stock outstanding entitles the holder to 51,647.326 votes, provided that, prior to April 7, 2017, if the Series C conversion ratio converts into a number of shares of Common Stock totaling less than 33.25% of the then outstanding shares of Common Stock, then the Series C conversion ratio will be adjusted such that the Series C Preferred Stock will be convertible into 33.25% of the then outstanding shares of Common Stock and carry that percentage vote on all matters brought before the stockholders. Holders of an aggregate of 24,489,571,346 shares out of a total of 30,132,279,234 shares, or 81.3% of the Company’s outstanding voting stock (i.e., the Company’s outstanding shares of Common Stock, plus the Company’s outstanding shares of Series B Preferred Stock and Series C Preferred Stock on an as-converted-to-Common-Stock basis), voted in favor of the grant of the discretionary authority to the Board of Directors of the Company to effect the reverse stock split of the outstanding shares of Common Stock. Our executive officers and directors have the power to pass the proposed corporate action without the concurrence of any of the Company’s other stockholders.

As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective, and therefore the grant of discretionary authority to effect the reverse stock split and the filing of the Certificate of Amendment of the Articles of Incorporation cannot occur, until at least 20 calendar days after this Information Statement is sent or given to the stockholders of record as of the record date.

We appreciate your continued support and confidence in the Company.

Very truly yours,

/s/ Stephen J. Price

Stephen J. Price

Chief Executive Officer

Hendersonville, Tennessee

December 16, 2014

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Conexus Cattle Corporation

242 West Main Street

Hendersonville, Tennessee 37075

(888) 613-7164

INFORMATION STATEMENT

DECEMBER 16, 2014

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

INTRODUCTION

Conexus Cattle Corp. is a Nevada corporation with its principal executive offices located at 242 West Main Street, Hendersonville, Tennessee 37075. The Company’s telephone number is (888) 613-7164. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about the action that the Board of Directors and holders of a majority of the Company’s outstanding voting stock have taken. The action was taken by the Board of Directors at a meeting on December 11, 2014, and by three stockholders holding a majority of the Company’s outstanding voting stock acting by written consent on December 11, 2014, and will be effective when the Company files the Certificate of Amendment of the Articles of Incorporation with the State of Nevada.

The Company expects to file the Certificate of Amendment of the Articles of Incorporation to effect the proposed one for up to 1,000 reverse stock split of the issued and outstanding shares of Common Stock on or about January 5, 2015.

Copies of this Information Statement are being mailed on or about December 16, 2014, to holders of record on December 11, 2014, who did not vote for the corporate action described in this Information Statement.

GENERAL INFORMATION

The Board of Directors and holders of a majority of the Company’s outstanding voting stock voted to approve and authorize a grant of discretionary authority to the Board of Directors of the Company to implement a reverse stock split of the outstanding shares of Common Stock on the basis of one post-reverse split share for up to every one thousand (1,000) pre-reverse split shares (for example, if you own 1,000 shares now, you will own 1 share after the reverse stock split) to occur as soon as practicable, but in no event later than 90 days after the date of this Information Statement, with the exact time of the reverse stock split and the exchange ratio of the reverse split to be determined by the Board of Directors of the Company. A proposed up to 1-for-1,000 reverse stock split of the outstanding shares of Common Stock would reduce the outstanding shares of Common Stock from 2,387,368,551 to 2,387,369 shares, and the shares of Common Stock issuable upon conversion of the outstanding Series B Preferred Stock from 29,484,001,605 shares to 29,484,002 shares and Series C Preferred Stock (subject to a 9.99% beneficial ownership limitation applicable to each holder) from 9,539,924,730 shares to 9,539,925 shares.

The reverse split exchange ratio that the Board of Directors and holders of a majority of the stockholders approved is up to 1,000 pre-reverse split shares for every one post-reverse split share, which the Board of Directors deemed to be in the best interests of the Company and its stockholders.

As of December 11, 2014, there were 2,387,368,551 outstanding shares of Common Stock, 13,000 shares of Series B Preferred Stock and 7,000 shares of Series C Preferred Stock, which constitute the Company’s outstanding voting securities. Each share of Series B Preferred Stock outstanding entitles the holder to 60,255.214 votes, provided that, prior to April 7, 2017, if the Series B conversion ratio converts into a number of shares of Common Stock totaling less than 61.75% of the then outstanding shares of Common Stock, then the Series B conversion ratio will be adjusted such that the Series B Preferred Stock will be convertible into 61.75% of the then outstanding shares of Common Stock and carry that percentage vote on all matters brought before the stockholders. Each share of Series C Preferred Stock outstanding entitles the holder to 51,647.326 votes, provided that, prior to April 7, 2017, if the Series C conversion ratio converts into a number of shares of Common Stock totaling less than 33.25% of the then outstanding shares of Common Stock, then the Series C conversion ratio will be adjusted such that the Series C Preferred Stock will be convertible into 33.25% of the then outstanding shares of Common Stock and carry that percentage vote on all matters brought before the stockholders. Holders of an aggregate of 24,489,571,346 shares out of a total of 30,132,279,234 shares, or 81.3% of the Company’s outstanding voting stock (i.e., the Company’s outstanding shares of Common Stock, plus the Company’s outstanding shares of Series B Preferred Stock and Series C Preferred Stock on an as-converted-to-Common-Stock basis), voted in favor of the grant of the discretionary authority to the Board of Directors of the Company to effect the reverse stock split of the outstanding shares of Common Stock.  Therefore, the Company is not asking you for a proxy and you are requested not to send the Company a proxy.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company has 10,010,000,000 shares of capital stock authorized under its Articles of Incorporation, consisting of 10,000,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of December 11, 2014, the Company had outstanding 2,387,368,551 shares of Common Stock, 13,000 shares of Series B Preferred Stock that are convertible into 29,484,001,605 shares of Common Stock, and 7,000 shares of Series C Preferred Stock that are convertible (subject to a 9.99% beneficial ownership limitation applicable to each holder) into 9,539,924,730 shares of Common Stock. The Company does not currently have any outstanding warrants or stock options to purchase Common Stock. Between September 30, 2014 and the record date, the number of outstanding shares of voting stock did not change.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Company’s Board of Directors out of funds legally available therefore. If the Company liquidates, dissolves or winds up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock

The Company’s Board of Directors has the authority, without action by stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of the Common Stock. The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of the Company, and could discourage such attempt. The Company has no present plans to issue any additional shares of preferred stock.

On April 7, 2014, the Board of Directors approved the designation of two classes of convertible preferred stock, authorizing the filing with the State of Nevada of Certificates of Designation authorizing the creation of 13,000 shares of Series B Preferred Stock and 7,000 shares of Series C Preferred Stock. The following is a summary of the material rights and preferences of the Series B Preferred Stock set forth in the Certificate of Designation of Rights and Preferences for Series B Preferred Stock and the Series C Preferred Stock set forth in the Certificate of Designation of Rights and Preferences for Series C Preferred Stock, and does not purport to be complete, and is qualified in its entirety by reference to the full texts of the Certificates of Designation for the Series B Preferred Stock and Series C Preferred Stock, a copy of each of which is filed as an exhibit to the Company’s current report on Form 8-K dated April 7, 2014.

Series B 8% Convertible Preferred Stock

Holders of the Series B Preferred Stock are entitled to cumulative dividends equal to 8% of the stated value ($1,000) of the Series B Preferred Stock, payable quarterly in cash or Common Stock at the option of the holder. At the option of the holder, each share of Series B Preferred Stock converts into 60,255.214 shares of Common Stock, provided that, prior to April 7, 2017, if the Series B conversion ratio converts into a number of shares of Common Stock totaling less than 61.75% of the then outstanding shares of Common Stock, then the Series B conversion ratio will be adjusted such that the Series B Preferred Stock will be convertible into 61.75% of the then outstanding shares of Common Stock. The Series B conversion ratio is subject to adjustment under certain circumstances. The Series B Preferred Stock votes on an as converted basis on any matter submitted to the holders of Common Stock.

Series C 8% Convertible Preferred Stock

Holders of the Series C Preferred Stock are entitled to cumulative dividends equal to 8% of the stated value ($1,000) of the Series C Preferred Stock, payable quarterly in cash or Common Stock at the option of the holder. At the option of the holder, each share of Series C Preferred Stock converts into 51,647.326 shares of Common Stock, provided that, prior to April 7, 2017, if the Series C conversion ratio converts into a number of shares of Common Stock totaling less than 33.25% of the then outstanding shares of Common Stock, then the Series C conversion ratio will be adjusted such that the Series C Preferred Stock will be convertible into 33.25% of the then outstanding shares of Common Stock. The Series C conversion ratio is subject to adjustment under certain circumstances. The Series C Preferred Stock votes on an as converted basis on any matter submitted to the holders of Common Stock.

STOCKHOLDER RESOLUTION

GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO IMPLEMENT A

ONE FOR UP TO ONE THOUSAND (1,000) REVERSE STOCK SPLIT

The Board of Directors and holders of a majority of the outstanding voting stock have approved a grant of discretionary authority to the Board of Directors of the Company to implement a reverse stock split for the purpose of increasing the per share price of the Common Stock. The reverse split exchange ratio that the Board of Directors and majority stockholders approved is up to one thousand (1,000) pre-reverse split shares (“Old Shares”) for every one post-reverse split share (“New Shares”), with the reverse stock split to occur as soon as practicable, but in no event later than 90 days after the date of this Information Statement, the exact time of the reverse stock split and the exchange ratio of the reverse split to be determined by the directors of the Company in their discretion. In addition, approval of this proposal also gives the Board authority to decline to implement a reverse stock split.

The Board of Directors believes that the approval of a range for the exchange ratio of the reverse stock split (as contrasted with approval of a specified exchange ratio of the reverse split) provides the Board of Directors of the Company with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the stockholders. The actual ratio for implementation of the reverse split would be determined by the directors based upon its evaluation as to what exchange ratio of Old Shares to New Shares would be most advantageous to the Company and the stockholders.

The Board of Directors also believes that approval of a reverse split process that is achieved “as soon as practicable” (as contrasted with approval of a specified time of the reverse split) provides the Board of Directors of the Company with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the stockholders.

With the reverse stock split, the Company believes its share price will increase to a level that satisfies the OTCQB marketplace’s minimum bid price of $0.01 per share and enhances (rather than detracts from) the Company’s perception, potential investor interest and commercial credibility. The Company believes that a “higher level” stock market tier for trading, if effectuated, may generate greater interest among investors and the probability of gaining prospective analyst coverage and brokerage recommendations.

The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock.

The Company cannot assure you that it will be successful in achieving a higher level stock market tier for trading, generating greater interest among investors or enhancing prospective analyst coverage and brokerage recommendations. Stockholders should also note that if the Company elects to implement a reverse stock split, there is no assurance that prices for shares of the Common Stock after the reverse split will be up to 1,000 times greater than the price for shares of Common Stock immediately before the reverse stock split, depending on the exchange ratio of the reverse split. The Company cannot guarantee to stockholders that the price of its shares will reach or sustain any price level in the future, and it is possible the proposed reverse stock split will have no lasting impact on its share price.

Effect of the Reverse Stock Split

Conexus Cattle Corp. is a public company. The reverse stock split would not affect the registration of the Common Stock under the Exchange Act, nor will it change the Company’s periodic reporting and other obligations under that act.

The reverse stock split will not alter any stockholder’s percentage interest in the Company’s outstanding shares, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share. No fractional shares shall be issued. Any stockholder who beneficially owns a fractional share of the Company’s Common Stock after the reverse stock split, will receive an additional share of Common Stock in lieu of such fractional share. The principal effects of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be reduced from 2,387,368,551 shares to 2,387,369 shares, and the shares of Common Stock issuable upon conversion of the outstanding Series B Preferred Stock from 29,484,001,605 shares to 29,484,002 shares and Series C Preferred Stock (subject to a 9.99% beneficial ownership limitation applicable to each holder) from 9,539,924,730 shares to 9,539,925 shares (assuming the reverse stock split is implemented at a 1-for-1,000 exchange ratio).

The voting and other rights of holders of Common Stock would not be affected by the reverse split (other than as described above). For example, a holder of 1% of the voting power of the outstanding shares of Common Stock immediately before the effective time of the reverse stock split would continue to hold 1% of the voting power of the outstanding shares of Common Stock after the reverse split. The number of stockholders of record would also not be affected by the reverse stock split.

Stockholders should recognize that if a reverse stock split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately before the effective time divided by the up to 1-for-1,000 exchange ratio, or such lesser exchange ratio as may be determined by the Company’s directors, subject to adjustment for fractional shares, as described above).

The determination of the exchange ratio of the reverse stock split will have also have an effect on the number of authorized but unissued shares of Common Stock remaining. Based on the 10,000,000,000 shares of Common Stock authorized under the Company’s amended Articles of Incorporation, if the Company elects to implement a 1-for-1,000 reverse stock split, the reverse split, when implemented, would have the effect of leaving approximately 9,997,612631 authorized but unissued shares of Common Stock. By comparison, if the Company elects to implement a 1-for-500 reverse stock split, the reverse split, when implemented, would have the effect of leaving approximately 9,995,225,263 authorized but unissued shares of Common Stock.

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

The large number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or By-laws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Company’s Board of Directors. At this time, the Board does not have any plans to issue new shares of Common Stock resulting from the large number of authorized but unissued shares because of the reverse stock split.

The Company currently has no intention of going private, and this proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 under the Exchange Act.

Commencing with the effective date of the reverse stock split, the Series B Preferred Stock, the Series C Preferred Stock and any other then outstanding options, warrants or other convertible securities entitling holders thereof to purchase shares of Common Stock will entitle such holders to receive, upon exercise of their securities, a fraction (depending on the actual exchange ratio of the reverse stock split) of the number of shares of Common Stock which such holders may purchase upon exercise or conversion of their securities. In addition, commencing on the effective date of the reverse stock split, the exercise or conversion price of the Series B Preferred Stock, the Series C Preferred Stock and any other then outstanding options, warrants or other convertible securities of the Company will be increased depending on the actual exchange ratio of the reverse stock split.

The Company expects to effectuate the proposed up to 1-for-1,000 reverse stock split of the issued and outstanding shares of Common Stock on or about January 5, 2015.

Risks Associated with the Reverse Stock Split

This Information Statement includes forward-looking statements including statements regarding the timing of the proposed reverse stock split and the potential benefits of a reverse split, including, but not limited to, increasing the per share price of the Common Stock. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect the Company’s current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Some of the important risk factors affecting the Company’s business that could cause its actual results, performance or financial condition to differ seriously from expectations include uncertainties relating to outbreaks of livestock disease and severe drought conditions which impair the health and growth of livestock, fluctuations in live cattle prices and feed prices, the need for financing to acquire a meaningful number of cattle, and other factors.

If approved and implemented, the reverse stock split will result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in “even lots” of even multiples of 100 shares.

Federal Income Tax Consequences

The Company believes that the federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i)

Except as explained in (v) below, no income gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of the certificate representing post-split New Shares.

(ii)

Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefor.

(iii)

Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv)

The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to the Company.

(v)

The federal income tax treatment of the receipt of the one additional share in lieu of any fractional interests by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company’s opinion is not binding upon the Internal Revenue Service or the courts, and the Company cannot assure you that the Internal Revenue Service or the courts will accept the positions expressed above.

The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he, she or it resides. Stockholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock as of December 11, 2014, on a pre-reverse stock split basis. The information in this table provides the ownership information for each person known by the Company to be the beneficial owner of more than 5% of the Common Stock; each of the Company’s directors; each of the Company’s executive officers; and all of the Company’s directors and executive officers as a group.

Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address of the beneficial owner is c/o Conexus Cattle Corp., 242 West Main Street, Hendersonville, Tennessee 37075.

			Shares of Common Stock Beneficially Owned December 11, 2014
Name	Age	Positions held with Conexus Cattle	Number of Shares	Percent of Class

Stephen J. Price	54	Chief Executive Officer and Director	14,742,000,806(1)	30.9%

Gerard Daignault	55	Chief Financial Officer and Director	14,742,000,806(1)	30.9%

Conrad Huss	65	Director	36,000,000	0.0%

Adirondack Partners LLC(3)	−	—	4,769,962,366(2)	9.9%

ASC Recap LLC(4)	−	—	4,769,962,366(2)	9.9%

All directors and executive officers as a group (3 persons)			29,520,001,611	61.8%

___________________

(1)

Messrs. Price and Daignault each hold 6,500 shares of Series B Preferred Stock, which shares are each convertible into 2,268,000.124 shares of Common Stock, provided that, prior to April 7, 2017, if the Series B conversion ratio converts into a number of shares of Common Stock totaling less than 61.75% of the then outstanding shares of Common Stock, then the Series B conversion ratio will be adjusted such that the Series B Preferred Stock will be convertible into 61.75% of the then outstanding shares of Common Stock. The Series B Preferred Stock votes on an as-converted basis on any matter submitted to holders of Common Stock.

(2)

Adirondack Partners LLC and ASC Recap LLC each hold 3,500 shares of Series C Preferred Stock, which shares are each convertible into 1,362,846.390 shares of Common Stock, provided that, prior to April 7, 2017, if the Series C conversion ratio converts into a number of shares of Common Stock totaling less than 33.25% of the then outstanding shares of Common Stock, then the Series C conversion ratio will be adjusted such that the Series C Preferred Stock will be convertible into 33.25% of the then outstanding shares of Common Stock. Subject to a beneficial ownership limitation, the Series C Preferred Stock votes on an as-converted basis on any matter submitted to holders of Common Stock. Pursuant to the terms of the Series C Preferred Stock, a holder of Series C Preferred Stock may not convert such stock to the extent that the holder and its affiliates would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of this 9.99% limitation, beneficial ownership is calculated as set forth in Securities Exchange Act Rule 13d-3.

(3)

K. Ivan F. Gothner, Managing Director of Adirondack Partners LLC, has voting power and investment power over the securities held by Adirondack Partners.

(4)

Stephen M. Hicks, Manager of ASC Recap LLC, has voting power and investment power over the securities held by ASC Recap.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from either of the matters to be acted upon as set forth in this Information Statement, which is not shared by all other stockholders pro rata, and in accordance with their respective interests.

NO DISSENTERS’ RIGHTS

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Nevada law in connection with the reverse stock split or any other corporate actions described in this Information Statement.

INFORMATION STATEMENT EXPENSES

The expense of this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this effort.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of its equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. All such persons have filed all reports.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company’s filings also are available to you free of charge at the SEC’s website at http://www.sec.gov or on the Company’s website at http://www.conexuscattlecorp.com.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “believes,” “expect,” “will,” “may” and similar phrases.

The forward-looking statements are based on management’s current expectations, estimates and projections about the Company. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that the Company cannot predict In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, the Company’s actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements.

You should rely only on the information provided in this Information Statement. The Company has not authorized any person to provide information other than that provided here. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front page of this document.

By Order of the Board of Directors,

/s/ Stephen J. Price

Stephen J. Price

Chief Executive Officer